Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2017

Asset Sales Announced in October:

•	Agreement to sell our interests in Norway for $2 billion
•	Agreement to sell our interests in Equatorial Guinea for $650 million
•	Commencement of a process to sell our interests in Denmark in 2018
•	Proceeds along with cash on balance sheet to prefund our world class investment opportunity offshore Guyana (Hess - 30 percent)

Third Quarter Highlights:

•

Net loss was $624 million, or $2.02 per common share, compared with a net loss of $339 million, or $1.12 per common share, in the third quarter of 2016; Third quarter 2017 results include a noncash charge for Norway of $550 million after-tax and a $280 million after-tax gain on an asset sale

•	Adjusted net loss was $324 million, or $1.07 per common share, compared to an adjusted net loss of $340 million, or $1.12 per common share, in the third quarter of last year
•	Total production was 299,000 barrels of oil equivalent per day (boepd), excluding Libya; Bakken production was 103,000 boepd
•	Commenced production in July at North Malay Basin, offshore Malaysia (Hess operated - 50 percent) with current production of approximately 155 million cubic feet per day (mmcfd)
•	A fifth oil discovery on the Stabroek block, offshore Guyana, was announced at the Turbot-1 prospect located approximately 30 miles to the southeast of the Liza phase one project
•	Completed the sale of our interests in enhanced oil recovery assets in the Permian Basin for net proceeds of $597 million, after closing adjustments
•	E&P capital and exploratory expenditures were $558 million for the quarter and $1,479 million for nine months ended September 30, 2017
•	Cash and cash equivalents were $2.5 billion at September 30, 2017

NEW YORK, October 25, 2017 — Hess Corporation (NYSE: HES) today reported a net loss of $624 million, or $2.02 per common share, in the third quarter of 2017 compared with a net loss of $339 million, or $1.12 per common share, in the third quarter of 2016.  On an adjusted basis, the Corporation reported a net loss of $324 million, or $1.07 per common share, in the third quarter of

2017 compared with an adjusted net loss of $340 million, or $1.12 per common share, in the prior- year quarter.  The improved adjusted results reflect higher realized crude oil selling prices and lower operating costs, depreciation, depletion and amortization, and exploration expenses.  Third quarter 2017 results were adversely impacted by lower tax benefits compared to the prior-year quarter following a required change in deferred tax accounting.  On an adjusted pre-tax basis, the Corporation reported a loss of $307 million in the third quarter of 2017, down from $553 million in the year-ago quarter.

“We are successfully executing our strategic plan to focus our portfolio by investing in our highest return assets and divesting mature higher cost assets,” Chief Executive Officer John Hess said.  “These actions in turn will lower our cash unit costs, bolster our balance sheet and prefund our world class investment opportunity in Guyana, which will position us to deliver a decade plus of returns-driven growth and increasing cash generation for our shareholders.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(474)	$(234)	$(1,061)	$(1,015)
Midstream	(12)	13	22	40
Corporate, Interest and Other	(138)	(118)	(358)	(265)
Net income (loss) attributable to Hess Corporation	$(624)	$(339)	$(1,397)	$(1,240)

Net income (loss) per common share (diluted) (a)	$(2.02)	$(1.12)	$(4.55)	$(4.11)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$(238)	$(285)	$(825)	$(1,009)
Midstream	22	13	56	40
Corporate, Interest and Other	(108)	(68)	(328)	(215)
Adjusted net income (loss) attributable to Hess Corporation	$(324)	$(340)	$(1,097)	$(1,184)

Adjusted net income (loss) per common share (diluted) (a)	$(1.07)	$(1.12)	$(3.60)	$(3.93)

Weighted average number of shares (diluted)	314.5	313.2	314.3	308.7
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability summarized on page 5.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 6.

Exploration and Production:

Exploration and Production (E&P) net loss in the third quarter of 2017 was $474 million, compared to a net loss of $234 million in the third quarter of 2016.  On an adjusted basis, third quarter 2017 net loss was $238 million compared to a net loss of $285 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $46.97 per barrel in the third quarter of 2017, up from $41.50 per barrel in the year-ago quarter.  The average realized natural gas liquids selling price in the third quarter of 2017 was $17.22 per barrel, versus $9.23 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.35 per mcf, compared with $3.20 per mcf in the third quarter of 2016.

Net production, excluding Libya, was 299,000 boepd in the third quarter of 2017, compared to 314,000 boepd in the prior-year quarter.  Lower volumes were due to a reduced drilling program, natural field declines, the effect of hurricane-related downtime and an asset sale, partially offset by the start-up of production from the North Malay Basin and a temporary adjustment to entitlement and higher uptime at the JDA.  Our Permian assets, which were sold in August 2017, had production of 3,000 boepd in the third quarter (7,000 boepd in the third quarter of 2016).  Fourth quarter 2017 production will be negatively impacted by hurricane-related downtime and expected lower entitlement at the JDA as the temporary adjustment reverses.

Excluding items affecting comparability of earnings between periods, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.67 per barrel of oil equivalent (boe) in the third quarter, down 13 percent from $15.72 per boe in the prior-year quarter.  The E&P effective tax rate, excluding items affecting comparability and Libya, was a benefit of 18 percent in the third quarter of 2017, down from a benefit of 41 percent in the third quarter of 2016.  Commencing in 2017, we do not recognize deferred tax benefit or expense in the U.S., Denmark (hydrocarbon tax only), and Malaysia until deferred tax assets are re-established in these jurisdictions.  This financial reporting requirement has no cash flow or economic impact.

Operational Highlights for the Third Quarter of 2017:

Bakken (Onshore U.S.):  Net production from the Bakken of 103,000 boepd was impacted by reduced field availability due to adverse weather and delays in completing new wells.  The Corporation operated an average of four rigs in the third quarter, drilling 24 wells and bringing 13 new wells online.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 59,000 boepd, compared to 61,000 boepd in the prior-year quarter.  At the Stampede development (Hess operated - 25 percent), the second and third production wells were completed.  First production from the field is expected in the first quarter of 2018.

North Malay Basin (Offshore Malaysia):  At North Malay Basin (Hess operated - 50 percent), first production of natural gas from the full-field development commenced in July and production averaged 86 mmcfd for the third quarter of 2017.  The field is currently producing approximately 155 mmcfd.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), operated by Esso Exploration and Production Guyana Limited, the Payara-2 well was successfully completed and confirmed a second giant oil field containing gross discovered recoverable resources of approximately 500 million barrels of oil equivalent.  In addition, the Operator announced that the Turbot-1 exploration well resulted in a discovery encountering a reservoir of 75 feet of high-quality, oil-bearing sandstone in the primary objective.  The well is located approximately 30 miles to the southeast of the Liza phase one project.  An exploration well at the Ranger prospect is expected to spud at the end of October.  The drilling of an additional well on the Turbot discovery is planned for 2018.  Development activities associated with the Liza phase one project are on schedule and first production is expected by 2020.

Midstream:

The Midstream segment, which is comprised primarily of our 50/50 midstream joint venture, Hess Infrastructure Partners, had a net loss of $12 million in the third quarter of 2017, compared to net income of $13 million in the prior-year quarter.  Excluding items affecting comparability of earnings between periods, third quarter 2017 net income was $22 million, compared to $13 million in the third quarter of 2016.  Third quarter 2017 results attributable to Hess Corporation include a charge of $34 million after income taxes related to the sale of Permian Midstream assets that were wholly-owned by Hess Corporation.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $558 million in the third quarter of 2017, up from $433 million in the prior-year quarter, which included increased activity at Bakken and Guyana.

Liquidity:

Net cash provided by operating activities was $88 million in the third quarter of 2017, compared to $332 million in the third quarter of 2016.  Net cash provided by operating activities before changes in working capital was $415 million in the third quarter of 2017, up from $309 million in the year-ago quarter.  Changes in working capital during the third quarter of 2017 were net outflows of $327 million and primarily related to Norwegian abandonment expenditures, advances to operators, premiums on hedge contracts and the timing of interest payments.

At September 30, 2017, the Corporation had cash and cash equivalents of $2,526 million and total debt, excluding the Midstream segment, of $6,016 million.  The Corporation’s debt to capitalization ratio was 31.8 percent at September 30, 2017 and 30.4 percent at December 31, 2016.

In the third quarter of 2017, the Corporation increased its West Texas Intermediate (WTI) crude oil hedging program by 50,000 barrels of oil per day (bopd) to a total of 110,000 bopd for the remainder of 2017.  In addition, the Corporation added WTI crude oil collars covering 115,000 bopd for 2018.  See hedging summary on page 20.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Exploration and Production	$(236)	$51	$(236)	$(6)
Midstream	(34)	—	(34)	—
Corporate, Interest and Other	(30)	(50)	(30)	(50)
Total items affecting comparability of earnings between periods	$(300)	$1	$(300)	$(56)

Third quarter 2017:  Results include an after-tax gain attributable to Hess Corporation stockholders of $280 million associated with the sale of our enhanced oil recovery assets in the Permian Basin.  This transaction, which included upstream and midstream assets, was allocated to the E&P segment ($314 million after-tax gain) and to the Midstream segment ($34 million after-tax loss).  E&P results also include a noncash after-tax charge of $550 million to impair the carrying value of our assets in Norway as a result of the expected sale.  Corporate, Interest and Other results include an after-tax charge of $30 million in connection with vacated office space.

Third quarter 2016:  Exploration and Production results included a tax benefit of $51 million related to the resolution of certain tax matters, while Corporate, Interest and Other results included an after-tax charge of $50 million related to debt refinancing.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported income (loss) before income taxes and adjusted income (loss) before income taxes:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Income (loss) before income taxes	$(2,567)	$(633)	$(3,301)	$(2,145)
Less: Total items affecting comparability of earnings between periods	(2,260)	(80)	(2,260)	(172)
Adjusted income (loss) before income taxes	$(307)	$(553)	$(1,041)	$(1,973)

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Net income (loss) attributable to Hess Corporation	$(624)	$(339)	$(1,397)	$(1,240)
Less: Total items affecting comparability of earnings between periods	(300)	1	(300)	(56)
Adjusted net income (loss) attributable to Hess Corporation	$(324)	$(340)	$(1,097)	$(1,184)

The following table reconciles reported net cash provided by (used in) operating activities from cash provided by operating activities before changes in operating assets and liabilities:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Cash provided by operating activities before changes in operating assets and liabilities	$415	$309	$1,190	$714
Changes in operating assets and liabilities	(327)	23	(588)	(245)
Net cash provided by (used in) operating activities	$88	$332	$602	$469

Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Adjusted income (loss) before income taxes” presented in this release is defined as income (loss) before income taxes excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by operating activities before changes in operating assets and liabilities” presented in this release is defined as Cash provided by operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) and adjusted income (loss) before income taxes to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing these measures, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that net cash provided by operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), a reconciliation of reported income (loss) before income taxes (U.S. GAAP) to adjusted income (loss) before income taxes and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources. Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,370	$1,177	$1,216
Gains (losses) on asset sales, net	274	—	2
Other, net	22	19	10
Total revenues and non-operating income	1,666	1,196	1,228

Costs and expenses
Cost of products sold (excluding items shown separately below)	360	222	272
Operating costs and expenses	352	421	375
Production and severance taxes	27	27	30
Exploration expenses, including dry holes and lease impairment	40	78	53
General and administrative expenses	113	106	100
Interest expense	79	84	82
Loss on debt extinguishment	—	80	—
Depreciation, depletion and amortization	759	811	741
Impairment	2,503	—	—
Total costs and expenses	4,233	1,829	1,653

Income (loss) before income taxes	(2,567)	(633)	(425)
Provision (benefit) for income taxes	(1,974)	(316)	(8)
Net income (loss)	(593)	(317)	(417)
Less: Net income (loss) attributable to noncontrolling interests	31	22	32
Net income (loss) attributable to Hess Corporation	(624)	(339)	(449)
Less: Preferred stock dividends	11	12	11
Net income (loss) applicable to Hess Corporation common stockholders	$(635)	$(351)	$(460)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2017	2016
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,863	$3,374
Gains (losses) on asset sales, net	276	27
Other, net	30	57
Total revenues and non-operating income	4,169	3,458

Costs and expenses
Cost of products sold (excluding items shown separately below)	851	688
Operating costs and expenses	1,086	1,312
Production and severance taxes	88	74
Exploration expenses, including dry holes and lease impairment	151	409
General and administrative expenses	309	310
Interest expense	245	254
Loss on debt extinguishment	—	80
Depreciation, depletion and amortization	2,237	2,476
Impairment	2,503	—
Total costs and expenses	7,470	5,603

Income (loss) before income taxes	(3,301)	(2,145)
Provision (benefit) for income taxes	(1,995)	(967)
Net income (loss)	(1,306)	(1,178)
Less: Net income (loss) attributable to noncontrolling interests	91	62
Net income (loss) attributable to Hess Corporation	(1,397)	(1,240)
Less: Preferred stock dividends	34	30
Net income (loss) applicable to Hess Corporation common stockholders	$(1,431)	$(1,270)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	September 30,	December 31,
	2017	2016
Balance Sheet Information

Cash and cash equivalents	$2,526	$2,732
Other current assets	1,557	1,544
Property, plant and equipment – net	20,279	23,595
Other long-term assets	2,238	750
Total assets	$26,600	$28,621

Current maturities of long-term debt	$122	$112
Other current liabilities	2,092	2,139
Long-term debt	6,592	6,694
Other long-term liabilities	3,366	4,085
Total equity excluding other comprehensive income (loss)	14,604	16,238
Accumulated other comprehensive income (loss)	(1,472)	(1,704)
Noncontrolling interests	1,296	1,057
Total liabilities and equity	$26,600	$28,621

	September 30,	December 31,
	2017	2016
Total Debt

Hess	$6,016	$6,073
Midstream (a)	698	733
Hess Consolidated	$6,714	$6,806

(a)  Midstream debt is non-recourse to Hess Corporation.

	September 30,	December 31,
	2017	2016
Debt to Capitalization Ratio

Hess Consolidated	31.8%	30.4%

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(593)	$(317)	$(417)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(274)	—	(2)
Depreciation, depletion and amortization	759	811	741
Impairment	2,503	—	—
Exploratory dry hole costs	—	16	—
Exploration lease and other impairment	7	9	8
Stock compensation expense	21	22	22
Provision (benefit) for deferred income taxes and other tax accruals	(2,008)	(312)	(20)
Loss on debt extinguishment	—	80	—
Cash provided by operating activities before changes in operating assets and liabilities	415	309	332
Changes in operating assets and liabilities	(327)	23	(167)
Net cash provided by (used in) operating activities	88	332	165

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(489)	(461)	(446)
Additions to property, plant and equipment - Midstream	(24)	(68)	(34)
Proceeds from asset sales	604	—	79
Other, net	(1)	3	—
Net cash provided by (used in) investing activities	90	(526)	(401)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	11	6	(1)
Debt with maturities of greater than 90 days
Borrowings	—	1,496	—
Repayments	(30)	(771)	(51)
Proceeds from issuance of Hess Midstream Partnership LP units	—	—	366
Cash dividends paid	(91)	(91)	(90)
Noncontrolling interests, net	(33)	—	(175)
Other, net	(1)	(12)	(7)
Net cash provided by (used in) financing activities	(144)	628	42

Net Increase (Decrease) in Cash and Cash Equivalents	34	434	(194)
Cash and Cash Equivalents at Beginning of Period	2,492	3,095	2,686
Cash and Cash Equivalents at End of Period	$2,526	$3,529	$2,492

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(553)	$(471)	$(503)
Increase (decrease) in related liabilities	40	(58)	23
Additions to property, plant and equipment	$(513)	$(529)	$(480)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2017	2016
Cash Flow Information

Cash flows From Operating Activities
Net income (loss)	$(1,306)	$(1,178)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(276)	(27)
Depreciation, depletion and amortization	2,237	2,476
Impairment	2,503	—
Exploratory dry hole costs	—	234
Exploration lease and other impairment	22	33
Stock compensation expense	65	69
Provision (benefit) for deferred income taxes and other tax accruals	(2,055)	(973)
Loss on debt extinguishment	—	80
Cash provided by operating activities before changes in operating assets and liabilities	1,190	714
Changes in operating assets and liabilities	(588)	(245)
Net cash provided by (used in) operating activities	602	469

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,275)	(1,575)
Additions to property, plant and equipment - Midstream	(108)	(189)
Proceeds from asset sales	783	80
Other, net	(1)	18
Net cash provided by (used in) investing activities	(601)	(1,666)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	15	(14)
Debt with maturities of greater than 90 days
Borrowings	—	1,496
Repayments	(107)	(806)
Proceeds from issuance of Hess Midstream Partnership LP units	366	—
Proceeds from issuance of preferred stock	—	557
Proceeds from issuance of common stock	—	1,087
Cash dividends paid	(273)	(260)
Noncontrolling interests, net	(208)	—
Other, net	—	(50)
Net cash provided by (used in) financing activities	(207)	2,010

Net Increase (Decrease) in Cash and Cash Equivalents	(206)	813
Cash and Cash Equivalents at Beginning of Year	2,732	2,716
Cash and Cash Equivalents at End of Period	$2,526	$3,529

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(1,426)	$(1,512)
Increase (decrease) in related liabilities	43	(252)
Additions to property, plant and equipment	$(1,383)	$(1,764)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$186	$126	$148
Other Onshore	8	2	9
Total Onshore	194	128	157
Offshore	191	191	191
Total United States	385	319	348
Europe	34	1	42
Africa	13	4	11
Asia and other	126	109	127
E&P Capital and exploratory expenditures	$558	$433	$528

Total exploration expenses charged to income included above	$32	$52	$45

Midstream Capital expenditures	$27	$90	$20

	Nine Months Ended September 30,
	2017	2016
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$424	$330
Other Onshore	25	44
Total Onshore	449	374
Offshore	540	564
Total United States	989	938
Europe	91	63
Africa	30	7
Asia and other	369	452
E&P Capital and exploratory expenditures	$1,479	$1,460

Total exploration expenses charged to income included above	$128	$142

Midstream Capital expenditures	$75	$194

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$923		$446		$1,369
Gains (losses) on asset sales, net	330		—		330
Other, net	(5)		20		15
Total revenues and non-operating income	1,248		466		1,714

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	359		14		373
Operating costs and expenses	148		162		310
Production and severance taxes	26		1		27
Midstream tariffs	140		—		140
Exploration expenses, including dry holes and lease impairment	16		24		40
General and administrative expenses	55		—		55
Depreciation, depletion and amortization	437		272		709
Impairment	—		2,503		2,503
Total costs and expenses	1,181		2,976		4,157

Results of operations before income taxes	67		(2,510)		(2,443)
Provision (benefit) for income taxes	2		(1,971)		(1,969)
Net income (loss) attributable to Hess Corporation	$65	(b)	$(539)	(c)	$(474)

	Third Quarter 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$789		$386		$1,175
Other, net	(5)		12		7
Total revenues and non-operating income	784		398		1,182

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	243		(5)		238
Operating costs and expenses	170		198		368
Production and severance taxes	24		3		27
Midstream tariffs	118		—		118
Exploration expenses, including dry holes and lease impairment	29		49		78
General and administrative expenses	56		4		60
Depreciation, depletion and amortization	517		262		779
Total costs and expenses	1,157		511		1,668

Results of operations before income taxes	(373)		(113)		(486)
Provision (benefit) for income taxes	(139)		(113)		(252)
Net income (loss) attributable to Hess Corporation	$(234)		$—		$(234)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized losses of $7 million and unrealized gains of $8 million.

(c)   After-tax results from crude oil hedging activities amounted to realized gains of $1 million and unrealized gains of $4 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$837		$376		$1,213
Other, net	(5)		11		6
Total revenues and non-operating income	832		387		1,219

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	283		8		291
Operating costs and expenses	171		146		317
Production and severance taxes	29		1		30
Midstream tariffs	135		—		135
Exploration expenses, including dry holes and lease impairment	29		24		53
General and administrative expenses	50		3		53
Depreciation, depletion and amortization	484		224		708
Total costs and expenses	1,181		406		1,587

Results of operations before income taxes	(349)		(19)		(368)
Provision (benefit) for income taxes	(9)		(5)		(14)
Net income (loss) attributable to Hess Corporation	$(340)	(b)	$(14)	(c)	$(354)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized gains of $1 million and unrealized losses of $7 million.

(c)   After-tax results from crude oil hedging activities amounted to realized gains of $3 million and unrealized losses of $8 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,682		$1,175		$3,857
Gains (losses) on asset sales, net	330		—		330
Other, net	(15)		31		16
Total revenues and non-operating income	2,997		1,206		4,203

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	937		(31)		906
Operating costs and expenses	493		443		936
Production and severance taxes	86		2		88
Midstream tariffs	399		—		399
Exploration expenses, including dry holes and lease impairment	67		84		151
General and administrative expenses	156		8		164
Depreciation, depletion and amortization	1,366		754		2,120
Impairment	—		2,503		2,503
Total costs and expenses	3,504		3,763		7,267

Results of operations before income taxes	(507)		(2,557)		(3,064)
Provision (benefit) for income taxes	(21)		(1,982)		(2,003)
Net income (loss) attributable to Hess Corporation	$(486)	(b)	$(575)	(c)	$(1,061)

	Nine Months Ended September 30, 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,136		$1,232		$3,368
Gains (losses) on asset sales, net	27		—		27
Other, net	(4)		31		27
Total revenues and non-operating income	2,159		1,263		3,422

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	673		64		737
Operating costs and expenses	605		547		1,152
Production and severance taxes	68		6		74
Midstream tariffs	349		—		349
Exploration expenses, including dry holes and lease impairment	301		108		409
General and administrative expenses	160		15		175
Depreciation, depletion and amortization	1,541		840		2,381
Total costs and expenses	3,697		1,580		5,277

Results of operations before income taxes	(1,538)		(317)		(1,855)
Provision (benefit) for income taxes	(584)		(256)		(840)
Net income (loss) attributable to Hess Corporation	$(954)		$(61)		$(1,015)

(a)   Includes amounts charged from the Midstream.

(b)   After-tax results from crude oil hedging activities amounted to realized losses of $6 million and unrealized gains of $1 million.

(c)   After-tax results from crude oil hedging activities amounted to realized gains of $3 million and unrealized losses of $3 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	63	67	68
Other Onshore (a)	4	9	9
Total Onshore	67	76	77
Offshore	43	46	38
Total United States	110	122	115

Europe	25	34	28
Africa (b)	39	33	32
Asia	2	1	2
Total	176	190	177

Natural gas liquids - barrels
United States
Bakken	29	29	29
Other Onshore (a)	8	11	8
Total Onshore	37	40	37
Offshore	5	4	4
Total United States	42	44	41

Europe	1	1	1
Total	43	45	42

Natural gas - mcf
United States
Bakken	63	66	66
Other Onshore	85	139	99
Total Onshore	148	205	165
Offshore	69	65	51
Total United States	217	270	216

Europe	29	41	33
Asia	306	161	238
Total	552	472	487

Barrels of oil equivalent	311	314	300
(a)	The Corporation sold its Permian assets in August 2017. Production was 3,000 boepd in the third quarter of 2017, 7,000 boepd in the third quarter of 2016 and 7,000 boepd in the second quarter of 2017.
(b)	Production from Libya recommenced in the fourth quarter of 2016. Production was 12,000 bopd in the third quarter of 2017 and 6,000 bopd in the second quarter of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Nine Months Ended September 30,
	2017	2016
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	66	70
Other Onshore (a)	7	9
Total Onshore	73	79
Offshore	43	46
Total United States	116	125

Europe	28	32
Africa (b)	35	34
Asia	2	2
Total	181	193

Natural gas liquids - barrels
United States
Bakken	27	27
Other Onshore (a)	9	12
Total Onshore	36	39
Offshore	4	5
Total United States	40	44

Europe	1	1
Total	41	45

Natural gas - mcf
United States
Bakken	61	64
Other Onshore	97	136
Total Onshore	158	200
Offshore	65	64
Total United States	223	264

Europe	33	42
Asia	252	221
Total	508	527

Barrels of oil equivalent	307	326
(a)	The Corporation sold its Permian assets in August 2017. Production was 6,000 boepd in the first nine months of 2017 and 8,000 boepd in the first nine months of 2016.
(b)	Production from Libya recommenced in the fourth quarter of 2016. Production was 7,000 bopd in the first nine months of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Sales Volumes Per Day (in thousands)

Crude oil - barrels	172	190	174
Natural gas liquids - barrels	43	45	42
Natural gas - mcf	552	472	487
Barrels of oil equivalent	307	314	297

Sales Volumes (in thousands)

Crude oil - barrels	15,897	17,528	15,757
Natural gas liquids - barrels	3,920	4,167	3,848
Natural gas - mcf	50,808	43,413	44,390
Barrels of oil equivalent	28,285	28,931	27,003

	Nine Months Ended September 30,
	2017	2016
Sales Volumes Per Day (in thousands)

Crude oil - barrels	174	201
Natural gas liquids - barrels	41	45
Natural gas - mcf	508	527
Barrels of oil equivalent	300	334

Sales Volumes (in thousands)

Crude oil - barrels	47,398	55,030
Natural gas liquids - barrels	11,391	12,389
Natural gas - mcf	138,742	144,381
Barrels of oil equivalent	81,913	91,483

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$42.14	$39.19	$43.83
Offshore	46.11	39.55	44.60
Total United States	43.66	39.33	44.09
Europe	53.89	46.01	50.27
Africa	51.62	44.22	48.81
Asia	—	47.36	41.95
Worldwide	46.97	41.50	45.95

Crude oil - per barrel (excluding hedging)
United States
Onshore	$42.85	$39.19	$43.72
Offshore	46.72	39.55	44.60
Total United States	44.33	39.33	44.01
Europe	53.77	46.01	49.72
Africa	51.51	44.22	48.40
Asia	—	47.36	41.95
Worldwide	47.36	41.50	45.74

Natural gas liquids - per barrel
United States
Onshore	$16.56	$8.48	$14.25
Offshore	20.41	13.94	18.47
Total United States	17.04	9.00	14.64
Europe	26.44	17.68	23.95
Worldwide	17.22	9.23	14.85

Natural gas - per mcf
United States
Onshore	$1.58	$1.49	$2.20
Offshore	2.26	2.24	2.29
Total United States	1.80	1.67	2.22
Europe	4.58	3.74	4.22
Asia	4.34	5.66	3.93
Worldwide	3.35	3.20	3.19

The following is a summary of the Corporation’s outstanding commodity hedging program by calendar year:

	2017		2018
	Brent	West Texas Intermediate	Brent	West Texas Intermediate
Outstanding average barrels of oil per day	20,000	110,000	—	115,000
Average ceiling price	$75	$68	—	$65
Average floor price	$55	$50	—	$50

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Nine Months Ended September 30,
	2017	2016
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$44.20	$35.16
Offshore	46.04	35.08
Total United States	44.88	35.13
Europe	52.68	40.66
Africa	50.51	39.66
Asia	52.83	43.11
Worldwide	47.16	37.05

Crude oil - per barrel (excluding hedging)
United States
Onshore	$44.38	$35.16
Offshore	46.24	35.08
Total United States	45.06	35.13
Europe	52.49	40.66
Africa	50.36	39.66
Asia	52.83	43.11
Worldwide	47.22	37.05

Natural gas liquids - per barrel
United States
Onshore	$16.22	$7.89
Offshore	19.95	12.14
Total United States	16.67	8.33
Europe	26.26	17.50
Worldwide	16.89	8.55

Natural gas - per mcf
United States
Onshore	$2.04	$1.33
Offshore	2.32	1.74
Total United States	2.12	1.43
Europe	4.24	4.04
Asia	4.12	5.65
Worldwide	3.25	3.41